UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934.
Date of Report (Date of earliest event reported): March 13, 2007
MEDCATH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-33009	56-2248952
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
10720 Sikes Place
Charlotte, North Carolina 28277
(Address of principal executive offices, including zip code)
(704) 708-6600
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Item 8.01 Other Events
On March 13, 2007, MedCath Corporation (“MedCath” or the “Company”) filed a Registration Statement on Form S-3 with the U.S. Securities and Exchange Commission (the “SEC”) to register for resale shares of MedCath common stock held by investment funds and individuals associated with Kohlberg Kravis & Roberts and Co. and Welsh, Carson, Anderson & Stowe. When declared effective, the Registration Statement will enable the selling stockholders to sell from time to time, in one or more transactions, up to 7,668,741 shares of common stock previously issued to them in transactions exempt from the registration requirements of the Securities Act of 1933, as amended. The registration statement has not yet become effective. The shares may not be sold nor may offers to buy be accepted prior to the time the registration statement is declared effective by the SEC. This report is not an offer to sell nor is it a solicitation of an offer to buy any securities. Any offers, or solicitations to buy, will be made solely by means of a prospectus filed with the SEC. A copy of the related press release announcing the offering is included as Exhibit 99.1.
As previously disclosed, the U.S. Department of Justice (the “DOJ”) is conducting an investigation of a clinical trial conducted at one of MedCath’s hospitals. The investigation concerns alleged improper federal healthcare program billings because certain endoluminal graft devices were implanted either without an approved investigational device exception or outside of the approved protocol. The DOJ has reached a settlement under the False Claims Act with the medical practice whose physicians conducted the clinical trial. MedCath engaged outside counsel to conduct an internal review of the hospital’s monitoring of the clinical trial and, based upon the conclusions of that review, advised the DOJ in writing in May 2005 that the Company believes the hospital complied fully with applicable internal policy and federal requirements. Although the Company is not admitting any liability, and a claim has not been filed against the Company by the DOJ, the Company is interested in promptly resolving the matter through an administrative resolution and, accordingly, submitted an offer to the DOJ to settle the dispute for $2.7 million. As a result of this settlement offer, during the quarter ended December 31, 2006, the Company recorded a $2.7 million reduction in net revenue to establish a reserve for repayment of a portion of Medicare reimbursement related to hospital inpatient services provided to patients in 1998-2002. The Company received a counter-offer from the DOJ to settle the dispute for $8.5 million, and responded by reasserting its disagreement with the DOJ on certain substantive points and providing additional facts and documents which support its position. The Company is engaged in ongoing settlement discussions with the DOJ. Notwithstanding these settlement discussions, the Company has retained its rights to vigorously dispute any claims that may be formally asserted by the DOJ against the hospital in connection with this matter if a settlement on terms it believes are appropriate cannot be reached.
Item 9.01. Financial Statements and Exhibits
Exhibit 99.1  Press Release dated March 14, 2007
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDCATH CORPORATION
Date: March 14, 2007	By:	/s/ James E. Harris
James E. Harris Executive Vice President and Chief Financial Officer